                                                                   EXHIBIT 10.15

                       AMENDMENT TO MANAGEMENT AGREEMENT

         This Amendment to Management Agreement is executed this 30th day of November 1999 by and between Ingalls Provider Group (the "COMPANY") and North American Medical Management -- Illinois, Inc.("NAMM").

         WHEREAS, the Company and NAMM entered into a certain Management Agreement (the "Agreement") dated March 14, 1994; and

         WHEREAS, NAMM and Northwestern Healthcare Network ("NHN") entered into that certain Master Agreement dated June 29, 1994 (the "Master Agreement"); and

         WHEREAS, the Company is affiliated with a hospital member (the "Hospital") of NHN; and

         WHEREAS, NHN and its members have decided to dissolve NHN effective December 31, 1999 and thus to terminate the Master Agreement, at which time Company and Hospital shall no longer be affiliated with NHN; and

         WHEREAS, Section 7.02(G) of the Agreement provides for the termination of the Agreement if Hospital at any time ceases to be affiliated with NHN; and

         WHEREAS, the Company and NAMM mutually desire to amend the Agreement to provide for the continuation of the Agreement, upon the terms and conditions set forth herein.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. The dissolution of NHN and the termination of the Master Agreement shall not cause the termination of the Agreement.
                  Section 7.02(G) of the Agreement is hereby deleted.

         2. Section 7.01 "Term" of the Agreement is deleted and in its place the following is substituted:

                  7.01         Term
                               The term of this Agreement shall be from the Effective Date (March 1, 1995) and shall continue for a period of seven (7) years.

         3.       Section 5.02 "NAMM's Participation in any Company Profits" and
                  Section 5.04 "Payment of Expense Reimbursements to NAMM" are deleted and in their place are substituted:

                  5.02     Management Fee and Surplus Sharing
                           From July 1, 1999 until December 31, 2000 NAMM shall receive $4.50 per Commercial or Medicaid enrollee per month plus 20% of the profits of the Company.

                           From January 1, 2001 until February 28, 2002 NAMM shall receive $4.75 per Commercial or Medicaid enrollee per month plus 20% of the profits of the Company.

                           From the July 1, 1999 until February 28, 2002 NAMM shall receive $20.50 per Medicare enrollee per month plus 20% of the profits of the Company.

                           Any NAMM management services for provider-sponsored, self-insured, or global-risk products will be negotiated separately from this Amendment.

         4. The terms and conditions of the Master Agreement and that certain Joint Marketing Strategy (the "Joint Marketing Strategy") document executed by NHN and NAMM shall no longer have any effect on the terms and conditions of the Agreement or the parties' responsibilities and/or rights thereunder. All provisions of the Agreement relating to or referencing the Master Agreement and the Joint Marketing Strategy are hereby agreed to be null and void and to have no effect, and specifically Section 1.02 "Master Agreement" and Section 6.01 "Joint Market Strategy" are hereby deleted from the Agreement.
                  Section 6.03 "NAMM Exclusivity" is deleted and replaced with the following:

                  6.03 NAMM Exclusivity. NAMM will not, during the term of this Agreement, provide any services similar to the services being provided to the Company to any hospital or Physician Hospital Organization within fifteen miles of the Hospital, unless agreed to by the Company.

         5. Company will pay NAMM the sum of Eighty Thousand and No/100 Dollars ($80,000.00) as specific consideration for management cost overruns incurred by NAMM from the Effective Date of the Agreement through the Amendment Date.

         6. In all other respects, the terms and conditions of the Agreement remain unchanged.

         IN WITNESS WHEREOF, the parties hereto have caused their duly appointed representatives to execute this Amendment to Management Agreement as of the day and date written above.

INGALLS PROVIDER GROUP




By: /s/
    -------------------------------------

Its: President

NORTH AMERICAN MEDICAL MANAGEMENT -- ILLINOIS, INC.




By: /s/
    ------------------------------------

Its: Regional Vice President
     ------------------------------------